EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sky Power Solutions Corp. (the “Company”)  on Form 10-Q for the nine months ended April 30, 2011 as filed with the Securities and Exchange  Commission on the date hereof (the “Report”),  I Mehboob Charania, Chief  Executive Officer and Principal Financial Officer of the  Company,  certify,  pursuant to 18 U.S.C. Section 1350, as adopted  pursuant to Section 906 of the  Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

        (1) The Report fully complies with the  requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The  information  contained in the Report  fairly  presents,  in all material  respects,  the  financial  condition  and result of  operations of the Company.

/s/ Mehboob Charania
Mehboob Charania
Chief Executive Officer and
June 14, 2011	Principal Financial Officer